Exhibit 99.1
ZoomInfo Announces Third Quarter 2024 Financial Results

Vancouver, WA, November 12, 2024 - ZoomInfo, (NASDAQ: ZI) the go-to-market platform to find, acquire, and grow customers, today announced its financial results for the third quarter ended September 30, 2024.
“We continued our move up-market, fueled by ZoomInfo Copilot and Operations growth, and we delivered strong financial results while improving the quality of new customers that we are bringing in. The entire company is more focused than ever on delighting both our new and existing users via robust product innovation and customer obsession,” said Henry Schuck, ZoomInfo founder and CEO. “Net revenue retention was stable for the third consecutive quarter and we again grew our $100k and million dollar customer cohorts. We remain steadfast in our commitment to growing levered free cash flow per share and driving significant long-term value creation for our shareholders.”
Third Quarter 2024 Financial Highlights:
•GAAP Revenue of $303.6 million, a decrease of 3% year-over-year.
•GAAP Operating income of $43.5 million and Adjusted operating income of $111.7 million.
•GAAP Operating income margin of 14% and Adjusted operating income margin of 37%.
•GAAP Cash flow from operations of $18.2 million and Unlevered free cash flow of $110.7 million.
Recent Business and Operating Highlights:
•Introduced a series of enhancements to ZoomInfo Copilot, including:
◦Expanded our partner ecosystem, with new and improved integrations with G2, Gong, HubSpot, Microsoft Dynamics 365, SalesLoft, and TrustRadius.
◦Account activity alerts across multiple channels, including Slack, Microsoft Teams, email and in-app.
◦Incorporated new gen AI model delivering strategic account prioritization and a prioritized seller homepage based on key signals and insights.
◦Improved Copilot analytics impact reporting dashboard.
•Named a Leader in the 2024 Gartner® Magic Quadrant™ for Account-Based Marketing (ABM) Platforms.
•Achieved a perfect 100% user satisfaction rating for the Sales Intelligence, Buyer Intent, Lead Capture, and Market Intelligence categories as part of G2’s Fall 2024 reports. ZoomInfo products have collected more than 8,000 5-star reviews on G2.
•Expanded real-time buyer signals for more accurate and timely sales insights; with early users reporting a 58% increase in engagement, a 62% increase in email response rates, and nearly 25% of their pipeline attributed to action taken on Copilot signals.
•Closed the quarter with 1,809 customers with $100,000 or greater in annual contract value, an increase of 12 from the prior quarter.
•During the three months ended September 30, 2024, the Company repurchased 24,478,696 shares of Common Stock accounting for approximately 7% of total shares outstanding, at an average price of $9.89, for an aggregate $242.1 million. Since initiating a buyback in March last year, the Company has repurchased approximately 17% of outstanding shares.

Q3 2024 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$303.6	(3)%
Operating Income	$43.5	(31)%	Adjusted Operating Income	$111.7	(11)%
Operating Income Margin	14%		Adjusted Operating Income Margin	37%
Net Income Per Share (Diluted)	$0.07		Adjusted Net Income Per Share (Diluted)	$0.28
Cash Flow from Operating Activities	$18.2	(77)%	Unlevered Free Cash Flow	$110.7	17%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Business Outlook:
Based on information available as of November 12, 2024, ZoomInfo is providing guidance for the fourth quarter and full year 2024 as follows:

	Q4 2024	Prior FY 2024	FY 2024
GAAP Revenue	$296 - $299 million	$1.190 - $1.205 billion	$1.201 - $1.204 billion
Non-GAAP Adjusted Operating Income	$103 - $105 million	$412 - $418 million	$416 - $418 million
Non-GAAP Adjusted Net Income Per Share	$0.22 - $0.23	$0.86 - $0.88	$0.92 - $0.93
Non-GAAP Unlevered Free Cash Flow	Not Guided	$420 - $430 million	$420 - $430 million
Weighted Average Shares Outstanding	362 million	375 million	378 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, November 12, 2024, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income (loss) from operations adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, and (vi) legal settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as net income (loss) adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) loss on debt modification and extinguishment, (iii) amortization of acquired technology and other acquired intangibles, (iv) equity-based compensation expense, (v) restructuring and transaction-related expenses, (vi) integration costs and acquisition-related expenses, (vii) legal settlement, (viii) TRA liability remeasurement (benefit) expense, (ix) other (income) loss, net and (x) tax impacts of adjustments to net income (loss). We define Adjusted Net Income (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding used for adjusted net income (loss) per share.
We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) legal settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total annual contract value ("ACV") for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.
Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, expenses, estimates, cash flow, growth in free cash flow, results of changes in operational procedures, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Gartner Disclaimers
Gartner, Magic Quadrant for Account-Based Marketing Platforms, 11 November 2024
The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.
Gartner does not endorse any vendor, product, or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGICQUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
About ZoomInfo
ZoomInfo (NASDAQ: ZI) is the trusted go-to-market platform for businesses to find, acquire, and grow their customers. It delivers accurate, real-time data, insights, and technology to more than 35,000 companies worldwide. Businesses use ZoomInfo to increase efficiency, consolidate, technology stacks, and align their sales and marketing teams - all in one platform. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance measures and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses grow their revenue at scale, please visit www.zoominfo.com.

Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
###
Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
IR@zoominfo.com
Media Contact:
Meghan Barr
VP, Communications
(203) 216-1878
pr@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$147.7	$447.1
Short-term investments	—	82.2
Restricted cash, current	—	0.2
Accounts receivable, net	163.0	272.0
Prepaid expenses and other current assets	73.9	59.6
Income tax receivable	6.1	3.2
Total current assets	$390.7	$864.3

Restricted cash, non-current	$8.9	$8.9
Property and equipment, net	99.5	65.1
Operating lease right-of-use assets, net	108.5	80.7
Intangible assets, net	290.8	334.6
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,692.9	3,707.1
Deferred costs and other assets, net of current portion	110.9	114.9
Total assets	$6,394.9	$6,868.3

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21.1	$34.4
Accrued expenses and other current liabilities	109.5	113.8
Unearned revenue, current portion	417.0	439.6
Income taxes payable	0.3	2.0
Current portion of tax receivable agreements liability	58.9	31.4
Current portion of operating lease liabilities	11.4	11.2
Current portion of long-term debt	5.9	6.0
Total current liabilities	$624.1	$638.4

Unearned revenue, net of current portion	$2.2	$2.3
Tax receivable agreements liability, net of current portion	2,736.0	2,786.6
Operating lease liabilities, net of current portion	135.8	89.9
Long-term debt, net of current portion	1,222.9	1,226.4
Deferred tax liabilities	2.5	1.9
Other long-term liabilities	3.0	3.5
Total liabilities	$4,726.5	$4,749.0

Stockholders' Equity:
Common stock, par value $0.01	$3.4	$3.8
Additional paid-in capital	1,351.3	1,804.9
Accumulated other comprehensive income	15.9	27.3
Retained earnings	297.8	283.3
Total stockholders' equity	$1,668.4	$2,119.3
Total liabilities and stockholders' equity	$6,394.9	$6,868.3

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Revenue	$303.6	$313.8	$905.2	$923.1
Cost of service:
Cost of service(1)	37.7	35.3	107.9	104.4
Amortization of acquired technology	9.6	9.5	28.7	29.5
Gross profit	$256.3	$269.0	$768.6	$789.2
Operating expenses:
Sales and marketing(1)	99.1	102.4	299.2	310.1
Research and development(1)	47.7	47.6	139.7	143.2
General and administrative(1)	60.6	50.5	247.0	130.4
Amortization of other acquired intangibles	5.4	5.4	16.2	16.5
Total operating expenses	$212.8	$205.9	$702.1	$600.2
Income from operations	$43.5	$63.1	$66.5	$189.0
Interest expense, net	9.6	11.9	29.5	33.8
Loss on debt modification and extinguishment	—	—	0.7	2.2
Other income, net	(1.0)	(8.0)	(3.5)	(29.1)
Income before income taxes	$34.9	$59.2	$39.8	$182.1
Provision for income taxes	11.1	29.0	25.3	69.3
Net income	$23.8	$30.2	$14.5	$112.8
Net income per share of common stock:
Basic	$0.07	$0.08	$0.04	$0.28
Diluted	0.07	0.08	0.04	0.28
________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Cost of service	$2.7	$4.3	$7.9	$11.8
Sales and marketing	12.3	17.5	38.1	54.6
Research and development	10.5	11.7	29.5	34.0
General and administrative	11.1	9.4	28.7	26.5
Total equity-based compensation expense	$36.6	$42.9	$104.2	$126.9

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net income	$14.5	$112.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63.3	60.5
Amortization of debt discounts and issuance costs	1.7	1.8
Amortization of deferred commissions costs	49.5	57.2
Asset impairments and lease abandonment charges	57.4	5.2
Gain on lease modification	(1.5)	—
Loss on debt modification and extinguishment	0.7	2.2
Equity-based compensation expense	104.2	126.9
Deferred income taxes	11.0	68.5
Tax receivable agreement remeasurement	9.9	(13.8)
Provision for bad debt expense	39.3	22.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	69.7	(17.7)
Prepaid expenses and other current assets	(21.1)	(4.5)
Deferred costs and other assets, net of current portion	(30.4)	(53.0)
Income tax receivable	(2.9)	(2.4)
Accounts payable	(17.6)	(15.2)
Accrued expenses and other liabilities	(64.7)	(27.6)
Unearned revenue	(22.6)	(16.8)
Net cash provided by operating activities	$260.4	$306.1

Investing activities:
Purchases of short-term investments	$—	$(145.0)
Maturities of short-term investments	82.2	151.5
Purchases of property and equipment and other assets	(41.5)	(17.6)
Right of use asset initial direct costs	(3.4)	—
Cash paid for acquisitions, net of cash acquired	(0.5)	—
Net cash provided by (used in) investing activities	$36.8	$(11.1)

Financing activities:
Payments of deferred consideration	$(0.7)	$(0.4)
Repayment of debt	(4.5)	(4.5)
Payments of debt issuance and modification costs	(2.1)	(2.7)
Proceeds from exercise of stock options	—	0.4
Taxes paid related to net share settlement of equity awards	(18.1)	(17.0)
Proceeds from issuance of common stock under the ESPP	2.8	4.6
Tax receivable agreement payments	(31.6)	—
Repurchase of common stock	(542.6)	(247.0)
Net cash used in financing activities	$(596.8)	$(266.6)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(299.6)	$28.4
Cash, cash equivalents, and restricted cash at beginning of period	456.2	424.1
Cash, cash equivalents, and restricted cash at end of period	$156.6	$452.5

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$147.7	$442.6
Restricted cash, non-current	8.9	9.9
Total cash, cash equivalents, and restricted cash	$156.6	$452.5

Supplemental disclosures of cash flow information:
Interest paid in cash	$39.6	$43.0
Cash paid for taxes	11.9	7.5

Supplemental disclosures of non-cash investing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$8.9	$0.2
Equity-based compensation included in capitalized software	4.5	4.0

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Unlevered Free Cash Flow
(in millions; unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Net cash provided by operating activities (GAAP)	$18.2	$80.8	$260.4	$306.1
Purchases of property and equipment and other assets	(17.6)	(5.0)	(41.5)	(17.6)
Interest paid in cash	19.3	18.4	39.6	43.0
Restructuring and transaction-related expenses paid in cash	61.4	0.6	63.5	5.5
Integration costs and acquisition-related compensation paid in cash	—	—	1.3	0.5
Litigation settlement payments(1)	29.3	—	30.0	—
Unlevered Free Cash Flow (Non-GAAP)	$110.7	$94.8	$353.3	$337.5
__________________
(1)Represents payments associated with certain legal settlements. For the three and nine months ended September 30, 2024, these payments primarily related to the settlement of class actions in Illinois and California class action and similar, unfiled claims in the states of Indiana and Nevada (the “Class Actions”).

ZoomInfo Technologies Inc.
Reconciliation from GAAP Income from Operations to Adjusted Operating Income
(in millions; unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Income from operations (GAAP)	$43.5	$63.1	$66.5	$189.0
Impact of fair value adjustments to acquired unearned revenue(1)	—	0.1	—	0.2
Amortization of acquired technology	9.6	9.5	28.7	29.5
Amortization of other acquired intangibles	5.4	5.4	16.2	16.5
Equity-based compensation expense	36.6	42.9	104.2	126.9
Restructuring and transaction-related expenses(2)	16.8	5.1	67.0	9.9
Litigation settlement(3)	(0.2)	—	30.0	—
Adjusted Operating Income (Non-GAAP)	$111.7	$126.2	$312.6	$372.1

Revenue (GAAP)	$303.6	$313.8	$905.2	$923.1
Impact of fair value adjustments to acquired unearned revenue	—	0.1	—	0.2
Revenue for adjusted operating margin calculation (Non-GAAP)	$303.6	$313.9	$905.2	$923.4

Operating Income Margin (GAAP)	14%	20%	7%	20%
Adjusted Operating Income Margin (Non-GAAP)	37%	40%	35%	40%
__________________
(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company, prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.
(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities. For the three and nine months ended September 30, 2023, this expense is primarily related to costs associated with a June 2023 reduction in force, and impairment charges related to the Ra’anana office and other offices.
(3)Represents charges associated with certain legal settlements. For the nine months ended September 30, 2024, these charges related to costs incurred due to the Class Actions.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (GAAP)	$23.8	$30.2	$14.5	$112.8
Impact of fair value adjustments to acquired unearned revenue(1)	—	0.1	—	0.2
Loss on debt modification and extinguishment	—	—	0.7	2.2
Amortization of acquired technology	9.6	9.5	28.7	29.5
Amortization of other acquired intangibles	5.4	5.4	16.2	16.5
Equity-based compensation expense	36.6	42.9	104.2	126.9
Restructuring and transaction-related expenses(2)	16.8	5.1	67.0	9.9
Litigation settlement(3)	(0.2)	—	30.0	—
TRA liability remeasurement expense (benefit)	0.7	(2.6)	9.9	(13.8)
Other loss (income), net	0.2	—	(2.4)	—
Tax impacts of adjustments to net income(4)	10.8	14.4	1.4	26.8
Adjusted Net Income (Non-GAAP)	$103.7	$105.0	$270.2	$311.0

Diluted Net Income Per Share (GAAP)	$0.07	$0.08	$0.04	$0.28
Impact of fair value adjustments to acquired unearned revenue per diluted share	—	—	—	—
Loss on debt modification and extinguishment per diluted share	—	—	—	—
Amortization of acquired technology per diluted share	0.02	0.02	0.07	0.07
Amortization of other acquired intangibles per diluted share	0.01	0.01	0.04	0.04
Equity-based compensation expense per diluted share	0.10	0.10	0.27	0.31
Restructuring and transaction-related expenses per diluted share	0.05	0.01	0.17	0.02
Litigation settlement per diluted share	—	—	0.08	—
TRA liability remeasurement expense (benefit) per diluted share	—	—	0.03	(0.03)
Other loss (income), net per diluted share	—	—	—	—
Tax impacts of adjustments to net income per diluted share	0.03	0.04	—	0.06
Adjusted Net Income Per Share (Non-GAAP)	$0.28	$0.26	$0.71	$0.75
Shares for Adjusted Net Income Per Share(5)	371	411	383	414
__________________

(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company, prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.
(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities. For the three and nine months ended September 30, 2023, this expense is primarily related to costs associated with a June 2023 reduction in force, and impairment charges related to the Ra’anana office and other offices.
(3)Represents charges associated with certain legal settlements. For the nine months ended September 30, 2024, these charges related to costs incurred due to the Class Actions.
(4)Represents tax expense associated with GAAP Net income excluded from Adjusted Net Income (Non-GAAP). This includes the tax effects associated with equity compensation, remeasurement of deferred tax assets for the effect of state law changes, and TRA liability remeasurement.
(5)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.